Exhibit 99.4

September 24, 2025

Board of Directors

TC Bancshares, Inc.

131 S Dawson Street

Thomasville, GA 31792

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated July 22, 2025, to the Board of Directors of TC Bancshares, Inc. as Annex B to, and to the reference thereto under the caption “Opinion of TCBC’s Financial Advisor” in, the proxy statement/prospectus relating to the proposed merger of TC Bancshares, Inc. and Colony Bankcorp, Inc., which proxy statement/prospectus forms a part of the Amendment No. 1 to the Registration Statement on Form S-4 of Colony Bankcorp, Inc. (as amended, the “Registration Statement”).

By giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

PERFORMANCE TRUST CAPITAL PARTNERS, LLC

By:	/s/Jeff Adams
Jeff Adams
Managing Director, Investment Banking